Exhibit 99.7

NOTICE OF WITHDRAWAL

To Withdraw

SHARES OF COMMON STOCK OF BRISTOL-MYERS SQUIBB COMPANY

Pursuant to the

OFFER TO EXCHANGE

up to 170,000,000 Shares of Class A Common Stock of

MEAD JOHNSON NUTRITION COMPANY

which are owned by Bristol-Myers Squibb Company

for Shares of Common Stock of

BRISTOL-MYERS SQUIBB COMPANY

Pursuant to the Prospectus dated November 16, 2009

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 14, 2009, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE”. SHARES OF BMS COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

The undersigned acknowledges receipt of the prospectus dated November 16, 2009 (the “Prospectus”) in connection with the offer by Bristol-Myers Squibb Company (“BMS”) to exchange up to 170,000,000 shares of Mead Johnson Nutrition Company (“MJN”) class A common stock, par value $0.01 per share (“MJN common stock”), which are owned by BMS for shares of BMS common stock, par value $0.10 per share (“BMS common stock”), that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

Shares of BMS common stock tendered pursuant to the exchange offer may be withdrawn at any time before 12:00 midnight, New York City time, on the expiration date and, unless BMS has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once BMS accepts shares of BMS common stock pursuant to the exchange offer, your tender is irrevocable. THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF SHARES OF BMS COMMON STOCK PURSUANT TO THE EXCHANGE OFFER. To withdraw a tender, you must deliver this Notice of Withdrawal to the exchange agent (as defined below) at one of its addresses set forth at the end of this Notice of Withdrawal. See “The Exchange Offer—Terms of the Exchange Offer—Withdrawal Rights” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

If you hold your shares through an institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered stockholder, you will not be able to provide a notice of withdrawal for such shares directly to the exchange agent.

If any of the shares of BMS common stock were tendered through The Depository Trust Company, please do not use this form to withdraw such tenders. The institution through which the shares are held should instead use The Depository Trust Company form of withdrawal.

REQUEST FOR WITHDRAWAL

If certificate(s) for shares of BMS common stock have been delivered to BNY Mellon Shareowner Services LLC (the “exchange agent”), you will receive certificates in return for any withdrawn shares.

The undersigned has identified below the shares of BMS common stock that it is withdrawing from the exchange offer:

Number of shares of BMS common stock to be withdrawn (indicate a specific share amount if you wish to do a partial withdrawal or indicate “ALL” if you wish to do a complete withdrawal of all shares tendered):	Date such shares were tendered:

Name(s) of the registered holder(s):

TIN:

Address (including Zip Code):

USE THIS FORM ONLY IF YOU WISH TO WITHDRAW SHARES OF BMS COMMON STOCK PREVIOUSLY TENDERED. OTHERWISE, PLEASE DISREGARD.

SIGNATURES

This Notice of Withdrawal must be signed below by the registered holder(s) of the shares of BMS common stock withdrawn as its or their names appear on the registered stockholder account or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Name(s) of the registered holder(s) if different:

Signature(s):

Capacity (full title):

Dated:

If you wish to withdraw any tendered shares of BMS common stock, you must deliver this Notice of Withdrawal to the exchange agent at:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
BNY Mellon Shareowner Services LLC P.O. Box 3301 South Hackensack, NJ 07606 Attn: Corporate Action Dept., 27th Floor	(Eligible Institutions Only) (201) 680-4626 Confirm Facsimile Receipt by Telephone: (201) 680-4860	BNY Mellon Shareowner Services LLC 480 Washington Boulevard Jersey City, NJ 07310 Attn: Corporate Action Dept., 27th Floor

BMS will determine in its sole discretion questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal, and its determination shall be final and binding. None of BMS, MJN, any of the dealer managers, the exchange agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in any Notice of Withdrawal or will incur any liability for failure to give any such notification.

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